T. Rowe Price
Immediate Variable Annuity Application

Application to Security Benefit Life Insurance Company for an Individual Single Premium Immediate Variable Annuity

Complete this application and mail to:
T. Rowe Price Variable Annuity Service Center
P.O. Box 750440, 700 SW Harrison Street
Topeka, KS 66675-0440

For  help  with  this  application,   or  for  more  information,   call  us  at
1-800-469-5304.

1  OWNER/ANNUITANT INFORMATION
                                             [ ] Male
___________________________________________  [ ] Female
Name

_________________________________________________________
Street Address or P.O. Box

_________________________________________________________
City, State, Zip Code

_________________________________________________________
Daytime Phone

_________________________________________________________
Evening Phone

_________________________________________________________
Date of Birth (Mo/Day/Yr)

_________________________________________________________
Social Security Number/Tax ID Number

2  JOINT OWNER/JOINT ANNUITANT INFORMATION
[ ] Joint Annuitant is also a Joint Owner
                                             [ ] Male
___________________________________________  [ ] Female
Name

_________________________________________________________
Street Address or P.O. Box

_________________________________________________________
City, State, Zip Code

_________________________________________________________
Daytime Phone

_________________________________________________________
Evening Phone

_________________________________________________________
Date of Birth (Mo/Day/Yr)

_________________________________________________________
Social Security Number/Tax ID Number

3  BENEFICIARY

PRIMARY BENEFICIARIES

_________________________________________________________
Name

_________________________________________________________
Relationship to Owner

_________________________________________________________
Name

_________________________________________________________
Relationship to Owner

SECONDARY BENEFICIARIES

_________________________________________________________
Name

_________________________________________________________
Relationship to Owner

_________________________________________________________
Name

_________________________________________________________
Relationship to Owner

V7588 (8-98)

4  ALLOCATION OF PURCHASE PAYMENT

Allocation of purchase payment - USE WHOLE PERCENTAGES NO LESS THAN 5%. ALLOCATIONS MUST TOTAL 100%.

[ ] [ ] [ ]%  NEW AMERICA GROWTH SUBACCOUNT
[ ] [ ] [ ]%  INTERNATIONAL STOCK SUBACCOUNT
[ ] [ ] [ ]%  MID-CAP GROWTH SUBACCOUNT
[ ] [ ] [ ]%  EQUITY INCOME SUBACCOUNT
[ ] [ ] [ ]%  PERSONAL STRATEGY BALANCED SUBACCOUNT
[ ] [ ] [ ]%  LIMITED-TERM BOND SUBACCOUNT
[ ] [ ] [ ]%  PRIME RESERVE SUBACCOUNT*
[ ] [ ] [ ]%  FIXED INTEREST ACCOUNT
------------
[1] [0] [0]%  TOTAL

*NOT AVAILABLE FOR OPTION 9.

5  METHOD OF PURCHASE

A.  [ ] BY CHECK
    Made payable to Security Benefit Life Insurance Company.

    Amount
    $[ ],[ ][ ][ ],[ ][ ][ ].[ ][ ]

B.  [ ] BY EXCHANGE
    From T. Rowe Price mutual fund account.

    Amount
    $[ ],[ ][ ][ ],[ ][ ][ ].[ ][ ]

Name of Fund
[                                                            ]

Account Number
[ ][ ][ ][ ][ ][ ][ ][ ][ ]-[ ]

If you are establishing your account by exchange and your mutual fund ownership registration is not exactly the same as in Sections 1 and 2, please obtain a signature guarantee so that we may complete the transaction for you (see Section
12).

C.  [ ] BY REPLACEMENT

    Will the annuity applied for here replace or change any life insurance or annuity?

    [ ] Yes     [ ] No

    If yes, please provide the information below and complete the Exchange Form:

____________________________________________________________
Company Name

____________________________________________________________
Policy Number

6  INDIVIDUAL RETIREMENT ANNUITIES

A. REGULAR IRA

   Check the appropriate box below
   [ ] Rollover IRA  [ ] Transfer IRA

B. ROTH IRA

   Check the appropriate box below.
   [ ] Rollover from Regular IRA  [ ] Transfer from Roth IRA

7  TELEPHONE EXCHANGE

Use this service to call and request an exchange among portfolio subaccounts and the Fixed Interest Account. Exchanges are subject to the rules detailed in the current T. Rowe Price Immediate Variable Annuity prospectus.

[ ] I elect telephone exchange privileges.

8  ANNUITY OPTIONS

Indicate the option you prefer by checking the appropriate box and completing any additional information required.

Select one option:

[ ]  1.  Life Income

[ ]  2.  Life Income,  Period Certain (please circle one) Guaranteed payments of
         5, 10, 15, or 20 years

[ ]  3.  Life Income with Installment or Unit Refund

[ ] 4. Joint and Last Survivor (elect Joint and Last Survivor percentage below)

[ ]  5.  Fixed Period of ______ years (between 5 and 20 years)
                         number

[ ]  6.  Fixed Payment of $__________ per payment

[ ]  7.  Age Recalculation

         Use:  [ ] Annuitant's Life Expectancy
               [ ] Joint Life (Annuitant and Beneficiary)

[ ]  8.  Period Certain (plese circle one)
         Guaranteed payments of 5, 10, 15, or 20 years

[ ]  9.  Life  Income  with  Liquidity  (if  applicable,  elect  Joint  and Last
         Survivor percentage below)

Before annuity payments can commence, proof of the age of the Annuitant and any Joint Annuitant must be provided.

JOINT AND LAST SURVIVOR PERCENTAGE

After the death of one annuitant, the percentage of the original amount of each annuity payment should be:

[ ] 100%   [ ] 75%   [ ] 66 2/3%   [ ] 50%

Minimum payment is $100. Indicate frequency (payments are available on a monthly basis only under Life Income with Liquidity. Option 9 (check one)

[ ] Monthly   [ ] Quarterly   [ ] Semiannually   [ ] Annually

ANNUITY PAYMENT DATE

Select the date of the month on which you want your Annuity Payments to start. The first check will be mailed within five (5) business days after processing this application.

Payment date:  ___________________________
               (Name any day of the month)

9  PAYMENT OPTIONS

Select one of the following:

[ ] Please mail a check, payable to the annuitant, to the address listed on this application.

[ ] Please mail a check payable as follows below and mail to the address indicated. The signature of the contract owner(s) listed in Sections 1 and 2 must be guaranteed (see Section 12).

____________________________________________________________
Name of Payee

____________________________________________________________
Address

[ ] Please  automatically  transfer  proceeds to the  annuitant's  bank account.
    Enter bank account information here and attach a VOIDED CHECK. If the bank account owner name(s) is/are not identical to the annuitant(s) listed in
    Section 1 and 2, the signature of the contract owner must be guaranteed (see
    Section 12).

____________________________________________________________
Bank Name and Address

____________________________________________________________
Bank Account Number

____________________________________________________________
Bank Account Owner(s)

[ ] Please send proceeds to the following T. Rowe Price mutual fund account. If the mutual fund owner name(s) are not identical to the annuitant(s) listed in Section 1 and 2, the signature of the contract owner(s) must be guaranteed (see section 12).

____________________________________________________________
Mutual Fund

____________________________________________________________
Account Number

____________________________________________________________
Fund Account Owner(s)

10 NOTICE OF WITHHOLDING ON PERIODIC PAYMENTS

The Annuity Payments you receive are subject to federal income tax withholding. We are required to withhold unless you decide not to withhold.

Your election will remain in effect until you revoke it. You may revoke your election at any time by sending a completed, signed, and dated revocation to us at our address on the front of this form. Election and revocation forms may be obtained by calling 1-800-469-5304 or by writing to the address on the front of the form.

[ ] I DO NOT want to have federal income tax withheld from my annuity payments.

Even if you elect not to have federal income tax withheld, you are liable for payment of federal income tax on the taxable portion of your annuity payments. You also may be subject to tax penalties under the estimated tax payment rules if your payments of estimated tax and withholding, if any, are not adequate.

                                                                  (over, please)

[ ] I DO want federal income tax to be withheld from my annuity payments.

_____% (State an even percentage.) Please withhold the amount indicated. (If no election is made, withholding will be at 10% of the taxable portion of annuity payments.)

11  SIGNATURES

Statement made in this application are true to the best of my knowledge and belief. I agree that this application shall be part of the T. Rowe Price Immediate Variable Annuity Contract issued by Security Benefit Life Insurance Company. I UNDERSTAND THAT ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT MAY VARY AS TO DOLLAR AMOUNT TO THE EXTENT THEY ARE BASED ON THE INVESTMENT
EXPERIENCE OF THE SELECTED SUBACCOUNTS. I have received and reviewed the prospectuses that describe the Contract and the underlying mutual funds. I believe that this Contract will meet my financial objectives.

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TAX IDENTIFICATION NUMBER CERTIFICATION*

UNDER PENALTIES OF PERJURY I CERTIFY THAT:

a) the number shown on this form is my correct taxpayer  identification  number;
   and

b) I am not subject to backup withholding because:

   1) I am exempt from backup withholding; or

   2) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or

   3) the IRS has notified me that I am no longer subject to backup withholding.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
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____________________________________________________________
Signature (Owner)                                     Date

____________________________________________________________
Signature (Joint Owner)                               Date

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*CERTIFICATION INSTRUCTIONS

You must strike out the language in Clause (b) above if the IRS has notified you that you ARE subject to backup withholding and you have not since received notice from the IRS that backup withholding has terminated.
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12  SIGNATURE GUARANTEE

You need a signature guarantee if (under Section 5 Method of Purchase or Section 9 Payment Options):

   You requested an exchange from a T. Rowe Price mutual fund account registered in a name which is not identical to the annuitant(s) listed in Sections 1 and 2.

   You requested payment to a bank account registered in a name which is not identical to the annuitant(s) listed in Sections 1 and 2.

   You requested payment to a T. Rowe Price mutual fund account registered in a name which is not identical to the annuitant(s) listed in Sections 1 and 2.

Sign this form in the presence of an officer of a commercial bank (FDIC member), trust company, a member firm of the domestic stock exchange, or any other eligible guarantor institution as defined by the Securities Exchange Act of 1934. We cannot accept guarantees from notaries or others who will not provide reimbursement in case of fraud.

____________________________________________________________
Name of Bank or Broker

____________________________________________________________
Authorized Signature                               Stamp

TRP700 (8/98)